Exhibit 3.249
State of Mississippi
Secretary of State’s Office
C. Delbert Hosemann, Jr.
Secretary of State
Jackson, Mississippi
PHC-CLEVELAND, INC.
Business ID: 683717
The attached 3 pages are true and correct copies of documents filed in the Mississippi Secretary of State’s Office pursuant to the Mississippi Code of 1972 Annotated.
This the 11th day of March, 2011.

SECRETARY OF STATE P.O. Box 136 Jackson, MS 39205 (601) 359-1633 C. Delbert Hosemann, Jr. Secretary of State
Certification Number: 12375064-1 Reference: Danny Perry-BJ
Verify this certificate online at https://business.sos.state.ms.us/corp/soskb/verify.asp

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Incorporation

The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1. Type of Corporation

Þ	☒ Profit	☐ Nonprofit

2. Name of the Corporation

Þ	PHC-Cleveland, Inc.

3. The future effective date is (Complete if applicable)

Þ	4. FOR NONPROFITS ONLY: The period of duration is years or perpetual

5. FOR PROFITS ONLY: The Number (and Classes) if any of shares the corporation is authorized to issue is (are) as follows

	Classes	# of Shares Authorized	If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:
Þ	Common	1,000		(See Attached)

Þ

6. Name and Street Address of the Registered Agent and Registered Office is

Þ	Name	National Registered Agents, Inc.

Þ	Physical Address	840 Trustmark Building, 248 East Capitol Street

Þ	P.O. Box

Þ	City, State, ZIP5, ZIP4	Jackson	MS	39201 –

7. The name and complete address of each incorporator are as follows

Þ	Name	Howard T. Wall

Þ	Street	105 Westwood Place, Suite 400

Rev.01/96

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Incorporation

Þ	City, State, ZIP5, ZIP4	Brentwood	TN	37027-

Þ	Name

Þ	Street

Þ	City, State, ZIP5, ZIP4	-

Þ	Name

Þ	Street

Þ	City, State, ZIP5, ZIP4	-

Þ	Name

Þ	Street

Þ	City, State, ZIP5, ZIP4	-

8. Other Provisions See Attached

9. Incorporators’ Signatures (please keep writing within blocks)

/s/ Howard T. Wall
Rev.01/96

McDavid, Noblin & West pllc
Attorneys at Law
	840 TRUSTMARK BUILDING	TELEPHONE
WILLIAM C. NOBLIN, JR.	248 EAST CAPITOL STREET	601 / 948-3305
WILLIAM ERIC WEST**	JACKSON, MISSISSIPPI 39201
JOHN SANFORD McDAVID***		TELECOPIER
DONALD E. EICHER III*		601 / 354-4789

OF COUNSEL		E-MAIL
JOHN LAND McDAVID*+	March 9, 2000	mnwlaw@msn.com
LOWELL F. STEPHENS

* ALSO ADMITTED IN ALABAMA
** ALSO ADMITTED IN ARKANSAS
*** ALSO ADMITTED IN LOUISIANA
+ ALSO ADMITTED IN TENNESSEE
Mr. Eric Clark
Secretary of State for the
State of Mississippi
ATTN: Business Services
P. O. Box 136
Jackson, MS 39205-0136
     RE: PHC-Cleveland, Inc.
          Our File No.: NA7995-004
Dear Mr. Clark:
     Please file the enclosed Articles of Incorporation for the above mentioned entity. I have enclosed a check in the amount of $50.00 to cover the cost of the filing.
     Please place evidence of the filing in the McDavid, Noblin & West box and I will pick it up.
     If you have any questions, please do not hesitate to call me or Mr. Noblin.
Sincerely,
Renee D. Caldecott
Legal Assistant to
W. C. Noblin, Jr.

State of Mississippi
Secretary of State’s Office
C. Delbert Hosemann, Jr.
Secretary of State
Jackson, Mississippi
PHC-CLEVELAND, INC.
Business ID: 683717
The attached 2 pages are true and correct copies of documents filed in the Mississippi Secretary of State’s Office pursuant to the Mississippi Code of 1972 Annotated.
This the 11th day of March, 2011.

SECRETARY OF STATE P.O. Box 136 Jackson, MS 39205 (601) 359-1633 C. Delbert Hosemann, Jr. Secretary of State
Certification Number: 12375065-1 Reference: Danny Perry-BJ
Verify this certificate online at https://business.sos.state.ms.us/corp/soskb/verify.asp

Business ID: 683717
Date Filed: 07/26/2010 08:00 AM
C. Delbert Hosemann, Jr.
Secretary of State
Mississippi Secretary of State
Fictitious Business Name Registration
Miss Code Ann. §25-93-1 et seq.
11 F0070
Original Application ☑ or Renewal ☐
Applicant’s Legal Name (corporate, LLC, partnership, individual etc.): PHC-Cleveland, Inc.
Applicant’s address: 103 Powell Court Suite 200, Brentwood, TN 37027
MS business ID number (if any): 683717            Business email: Gretchen.Catron@LPNT.net
State of Organization: Mississippi
Non-Mississippi businesses must indicate name of state or nation of organization and attach a copy of the business’s certificate of authority to transact business in Mississippi:
The applicant is a foreign entity:
     ☑ No ☐ Yes; Certificate of authority is attached with this application.
Fictitious/Business Name: Bolivar Medical Center
Street address(es) of business using name:
901 East Sunflower Road, Cleveland, MS 38732
NAICS Code / Nature of Business: 622110 — Hospital, general medical and surgical
The Applicant, through its undersigned authorized representative, is familiar with the provisions of Mississippi Code Annotated §25-93-1 et seq. and understands that filing this form creates no exclusive rights in or to the fictitious/business name which is the subject of this application. Signed this 12th day of July 2010.

/s/ Mary Kim E. Shipp	Mary Kim E. Shipp
Signature	Printed Name
Secretary
Title
Make Check for $25.00 payable to SECRETARY OF STATE. Mail completed form with payment to SECRETARY OF STATE, PO BOX 136, JACKSON, MS 39205-0136. For assistance contact a customer service representative at (800) 256-3494. Visit our website at www.sos.ms.gov for forms and instructions.

July 21, 2010
Mississippi Secretary of State
Attn: Business Filings
PO Box 136
Jackson, MS 39205-0136
Re:	Fictitious Business Name Registration
•	Bolivar Orthopedics

•	Delta Ear Nose Throat-Allergy

•	Universal Health Care Center

•	Bolivar Medical Center
Dear Sir or Madam:
Enclosed please find one original and a copy of the Fictitious Business Name Registrations for filing on behalf of PHC-Cleveland, Inc. and Bolivar Physician Practices, LLC together with checks in the amount of $25.00 each to cover the filing fees.
Please return the filing evidence to my attention in the enclosed FedEx envelope.
If you need additional information or have any questions, please do not hesitate to contact me at 615-372-8652 or by e-mail at Gretchen.catron@LPNT.net.
Thank you for your assistance.
Sincerely,

Gretchen E. Catron
Legal Assistant
Enclosures